UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36094	52-1652138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices) (Zip Code)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2022, Shore Bancshares, Inc., a Maryland corporation (“SHBI”), and The Community Financial Corporation, a Maryland corporation (“TCFC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which TCFC will be merged with and into SHBI, with SHBI as the surviving corporation (the “Corporate Merger”). Promptly following the Corporate Merger, TCFC’s wholly-owned bank subsidiary, the Community Bank of the Chesapeake (“CBC”), will be merged with and into Shore United Bank, N.A. (“Shore United”), which is the wholly-owned subsidiary of SHBI, with Shore United as the surviving bank (the “Bank Merger”). The Corporate Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.” A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to TCFC shareholders upon completion of the Proposed Transaction (the “Merger Consideration”) will consist of whole shares of SHBI common stock, par value $0.01 per share (“SHBI Common Stock”), and cash in lieu of fractional shares of SHBI Common Stock. Upon consummation of the Corporate Merger, each share of TCFC common stock, par value $0.01 per share (“TCFC Common Stock”), issued and outstanding immediately prior to the effective time of the Corporate Merger (the “Effective Time”) will be canceled and converted into the right to receive 2.3287 shares of SHBI Common Stock (the “Exchange Ratio”).

Treatment of TCFC Equity Awards

TCFC Restricted Stock Awards. Each award in respect of a share of TCFC Common Stock subject to vesting, repurchase or other lapse restriction (a “TCFC Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will automatically be converted into a restricted stock award (a “SHBI Restricted Stock Award”) in respect of that number of shares of SHBI Common Stock, equal to the product of the total number of shares of TCFC Common Stock subject to the TCFC Restricted Stock Award multiplied by the Exchange Ratio.

TCFC RSU Awards. Each time-vesting restricted stock unit award in respect of a share of TCFC Common Stock (a “TCFC RSU Award”) that is outstanding immediately prior to Effective Time will automatically be converted into a time-vesting restricted stock unit award (a “SHBI RSU Award”) in respect of that number of shares of SHBI Common Stock, equal to the product of the total number of shares of TCFC Common Stock subject to TCFC RSU Award multiplied by the Exchange Ratio.

TCFC PSU Awards. Each performance-vesting restricted stock unit award in respect of a share of TCFC Common Stock (a “TCFC PSU Award”) that is outstanding immediately prior to the Effective Time will automatically be converted into a SHBI RSU Award in respect of that number of shares of SHBI Common Stock equal to the product of the total number of shares of TCFC Common Stock subject to the TCFC PSU Award multiplied by the Exchange Ratio. The number of shares of TCFC Common Stock subject to a TCFC PSU Award immediately prior to the Effective Time shall be determined assuming performance goals are satisfied based on target performance except with respect to each TCFC PSU Award for the performance period ending December 31, 2022, which, if still outstanding at the Effective Time, shall be determined based on actual performance.

Shareholder Agreements

As inducement for SHBI to enter into the Merger Agreement, each director and executive officer of TCFC, who own in the aggregate approximately 7.1% of the outstanding shares of TCFC Common Stock, entered into a shareholder agreement with SHBI pursuant to which he or she agreed, among other things, to vote their shares of TCFC Common Stock in favor of the adoption and approval of the Merger Agreement and any other matters required to be approved by TCFC’s shareholders for the consummation of the Proposed Transaction (collectively, the “TCFC Shareholder Agreement”). These shareholders also agreed to certain restrictions on their ability to transfer their shares of TCFC Common Stock, until at least two-thirds of all issued and outstanding shares of TCFC Common Stock voting in favor of the Merger Agreement, the Proposed Transaction and the transactions contemplated thereby have been irrevocably delivered to TCFC. The TCFC Shareholder Agreement is substantially in the form included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

As inducement for TCFC to enter into the Merger Agreement, each director and executive officer of SHBI, who own in the aggregate approximately 11.7% of the outstanding shares of SHBI Common Stock, entered into a shareholder agreement with TCFC pursuant to which he or she agreed, among other things, to vote their shares of SHBI Common Stock in favor of the issuance of SHBI Common Stock to TCFC shareholders as the Merger Consideration and any other matters required to be approved by SHBI’s shareholders for the consummation of the Proposed Transaction (collectively, the “SHBI Shareholder Agreement”). These shareholders also agreed to certain restrictions on their ability to transfer their shares of SHBI Common Stock, until at least a majority of all issued and outstanding shares of SHBI Common Stock have been irrevocably voted in favor of the issuance of SHBI Common Stock to TCFC shareholders as the Merger Consideration and any other matters required to be approved by SHBI’s shareholders for the consummation of the Proposed Transaction. The SHBI Shareholder Agreement is substantially in the form included as Annex B to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Assumption of TCFC Debt Obligations

In connection with the closing of the Proposed Transaction, SHBI will assume TCFC’s obligations under the 4.75% fixed-to-floating rate subordinated notes due 2030 (the “Subordinated Notes”), the variable rate junior subordinated debentures due 2034 (the “2034 debentures”) and the variable rate junior subordinated debentures due 2035 (the “2035 debentures,” and together with the 2034 debentures, the “Subordinated Debentures”). In connection with the assumption of the Subordinated Notes and Subordinated Debentures, SHBI and TCFC will enter into any supplemental indentures or other documents reasonably required by the trustee to make such assumption effective. As of September 30, 2022, an aggregate principal amount of $20.0 million of the Subordinated Notes was outstanding and an aggregate principal amount of $12.0 million of Subordinated Debentures were outstanding.

Certain Governance Matters

Effective as of the Effective Time, SHBI’s Amended and Restated Articles of Incorporation will be amended to increase the number of authorized shares of SHBI Common Stock.

The Merger Agreement also provides that (i) the headquarters of SHBI and Shore United will be located in Easton, Maryland and (ii) the name of SHBI will be “Shore Bancshares, Inc.” and the name of Shore United will be Shore United Bank, N.A.

Appointment of Directors and Officers

Pursuant to the terms of the Merger Agreement, SHBI is required to take all action necessary to, immediately prior to the Effective Time, (i) cause three (3) of SHBI’s existing directors to resign and. effective as of the Effective Time, (ii) increase the number of members of SHBI’s Board of Directors (the “Board”) from fifteen (15) members to twenty (20) members and (iii) appoint or elect, effective as of the Effective Time, eight (8) individuals who are members of the TCFC board of directors immediately prior to the Effective Time (the “TCFC Nominees”), each of whom must be mutually agreeable to SHBI and TCFC. Each such individual will be assigned to a board class and will serve a term that shall coincide with the remaining term of that class and until his or her successor is elected and qualified., and SHBI has further undertaken to include such individual whose terms shall expire at the first annual meeting of shareholders of SHBI following the Effective Time on the list of nominees for director presented by the board and for which the board shall solicit proxies at the first annual meeting of shareholders of SHBI following the Effective Time.

In addition, effective as of the Effective Time, (i) Mr. Alan J. Hyatt will continue to serve as Chairman of the Board of SHBI and Shore United, (ii) Mr. Austin J. Slater will serve as the Vice Chairman of the Board of SHBI and Shore United, (iii) Mr. James M. Burke will serve as President and Chief Executive Officer of SHBI and Shore United, (iv) Ms. Donna J. Stevens will continue to serve at the Chief Operating Officer of SHBI and Shore United and (v) Mr. Todd L. Capitani will serve as Chief Financial Officer of SHBI and Shore United. The remainder of the executive management team for SHBI and Shore United will draw from both SHBI and TCFC.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from TCFC to SHBI, which are qualified by the confidential disclosure schedules provided by TCFC to SHBI, and customary representations and warranties from SHBI to TCFC, which are qualified by the confidential disclosure schedules provided by SHBI to TCFC.

Business Pending the Proposed Transaction

Each of SHBI and TCFC is required under the Merger Agreement to conduct its business in the ordinary course of business, consistent with past practice, and to use reasonable best efforts to preserve each of their business organization, employees, and the goodwill of their respective customers and subsidiaries and others with whom material business relations exist.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to a number of conditions, which include:

(i)	the approval of the Merger Agreement by TCFC’s shareholders and the approval of the issuance of shares of SHBI Common Stock as Merger Consideration by SHBI’s shareholders;

(ii)	the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions, restrictions or requirements that would require SHBI or TCFC to take any action or commit to take any action that would (x) reasonably be likely to have a Material Adverse Effect (as defined in the Merger Agreement) on SHBI or TCFC, (y) reasonably be likely to impose a Burdensome Condition (as defined in the Merger Agreement) on SHBI or any of its subsidiaries (including, after the Effective Time, TCFC and its subsidiaries) or (z) require the sale by SHBI or any of its subsidiaries (including, after the Effective Time, TCFC and its subsidiaries) of any material portion of their respective assets;

(iii)	the absence of any statute, rule, regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction;

(iv)	the effective registration of the shares of SHBI Common Stock with the Securities and Exchange Commission (the “SEC”) to be issued to TCFC’s shareholders as Merger Consideration and the approval of such shares for listing on the Nasdaq Global Market;

(v)	all representations and warranties made by SHBI and TCFC in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a Material Adverse Effect; and

(vi)	SHBI and TCFC must have performed their respective obligations under the Merger Agreement in all material respects.

Termination

The Merger Agreement contains certain termination rights for both SHBI and TCFC, including if (i) the Corporate Merger is not consummated by December 31, 2023, (ii) the necessary regulatory approvals are not obtained, or (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

Termination Fee

A termination fee in the amount of $10.5 million will be payable by either TCFC or SHBI, as applicable, if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding SHBI, Shore United, TCFC, CBC, or their respective affiliates or their respective businesses.

Item 8.01	Other Events.

On December 14, 2022, SHBI and TCFC issued a joint press release announcing that SHBI and TCFC had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, TCFC will be providing supplemental information regarding the Proposed Transaction in connection with a presentation to investors. The slides to be used in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

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FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of SHBI and TCFC. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on SHBI’s and TCFC’s current expectations and assumptions regarding SHBI’s and TCFC’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties or other factors such as the COVID-19 pandemic could affect SHBI’s or TCFC’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between SHBI and TCFC; the outcome of any legal proceedings that may be instituted against SHBI or TCFC; delays in completing the Proposed Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction) or shareholder approvals, or to satisfy any of the other conditions to the Proposed Transaction on a timely basis or at all, including the ability of SHBI and TCFC to meet expectations regarding the timing, completion and accounting and tax treatments of the Proposed Transaction; the possibility that the anticipated benefits of the Proposed Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where SHBI and TCFC do business; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility that revenues following the Proposed Transaction may be lower than expected; the impact of certain restrictions during the pendency of the Proposed Transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the ability to complete the Proposed Transaction and integration of SHBI and TCFC successfully; the dilution caused by SHBI’s issuance of additional shares of its capital stock in connection with the Proposed Transaction; and the potential impact of general economic, political or market factors on the companies or the Proposed Transaction and other factors that may affect future results of SHBI or TCFC. Except to the extent required by applicable law or regulation, each of SHBI and TCFC disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding SHBI, TCFC and factors which could affect the forward-looking statements contained herein can be found in SHBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and its other filings with the SEC, and in TCFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transaction.

In connection with the Proposed Transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement of TCFC and SHBI and a prospectus of SHBI, which will be distributed to the shareholders of TCFC and SHBI in connection with their votes on the merger of TCFC with and into SHBI and the issuance of SHBI Common Stock in the Proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents SHBI and TCFC have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing SHBI’s website at www.shorebancshares.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing TCFC’s website at https://www.cbtc.com/about/investor-relations/. In addition, documents filed with the SEC by SHBI or TCFC will be available free of charge by (1) writing SHBI at 18 East Dover Street, Easton, MD 21601, Attention: Vance W. Adkins, or (2) writing TCFC at 3035 Leonardtown Road, Waldorf, MD 20601, Attention: Todd Capitani.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of SHBI may be deemed to be participants in the solicitation of proxies from the shareholders of SHBI in connection with the Proposed Transaction. Information about SHBI’s directors and executive officers is included in the proxy statement for its 2022 annual meeting of SHBI’s shareholders, which was filed with the SEC on April 11, 2022.

The directors, executive officers and certain other members of management and employees of TCFC may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the shareholders of TCFC. Information about the directors and executive officers of TCFC is included in the proxy statement for its 2022 annual meeting of TCFC shareholders, which was filed with the SEC on April 14, 2022.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the joint proxy statement/prospectus regarding the Proposed Transaction when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 14, 2022, by and between Shore Bancshares, Inc. and The Community Financial Corporation*

99.1	Press Release, dated December 14, 2022

99.2	Investor Presentation, dated December 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION
(Registrant)

Date: December 14, 2022	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer